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                                    Exhibit 1

                    Filing Agreement dated February 10, 2000
                        Re: Joint Filing of Schedule 13D

The undersigned hereby agree that:

    (i) each of them is individually eligible to use the Schedule 13D attached hereto;

    (ii)  the attached Schedule 13D is filed on behalf of each them;

    (iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning herself, himself or itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless she, he or it knows or has reason to believe that such information is inaccurate.

Dated: February 10, 2000


                                         MOORE PRODUCTS CO. PENSION
                                         PLAN AND BENEFITS COMMITEE



                                         By: /s/ Donald E. Bogle
                                             -------------------------
                                                 Donald E. Bogle*


                                         By: /s/ Edward J. Curry
                                             -------------------------
                                             Edward J. Curry*

                                         By: /s/ Robert E. Wisniewski
                                             -------------------------
                                                 Robert E. Wisniewski*

                                         By: /s/ Edward J. McGarvey
                                             -------------------------
                                                 Edward J. McGarvey*

*  Member of the Benefits Committee



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